EXHIBIT 99.5


                   CONSENT OF RICHARDS APPRAISAL SERVICE, INC.



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                                                                    Exhibit 99.5



                            Consent of Appraisal Firm


To the Board of Baron Capital Trust:

     The undersigned consents to the use of its name in this Form S-4 Registration Statement of Baron Capital Properties, L.P. and the Prospectus which constitutes a portion thereof.


                                                Richards Appraisal Service, Inc.

                                                By: /s/ Sarah Richards
                                                   -----------------------------
                                                   Name: Sarah Richards
                                                   Title: Appraiser



Melbourne, Florida
August 27, 1998